Exhibit 99.1

Magnite Reports Second Quarter 2022 Results
Total Revenue Grows 20% Year-Over-Year
CTV Represents 42% of Revenue ex-TAC in Q2 2022
Adjusted EBITDA Increases 30% Year-Over-Year
NEW YORK, New York – August 9, 2022 – Magnite (Nasdaq: MGNI), the world's largest independent sell-side advertising platform, today reported its results of operations for the quarter ended June 30, 2022. Second Quarter 2022 financial results include results from SpotX and SpringServe, which were acquired on April 30, 2021 and July 1, 2021, respectively. Unless noted as pro-forma(1), Second Quarter 2021 comparative results do not include SpringServe results or April 2021 SpotX results, because these periods occurred prior to their respective acquisitions.
Q2 2022 Highlights
•Revenue of $137.8 million, up 20% year-over-year
•Revenue ex-TAC(2) of $123.3 million, up 23% year-over-year or up 7% on a pro-forma basis(1)
•Revenue ex-TAC(2) attributable to CTV of $52.1 million, up 52% year-over-year or up 19% on a pro forma basis(1)
•Net loss of $25.0 million, for a loss per share of $0.19, compared to net income of $36.8 million in Q2 2021, for basic earnings per share of $0.29 and diluted earnings per share of $0.26
•Adjusted EBITDA(2) of $41.3 million, up 30% over Adjusted EBITDA of $31.8 million in Q2 2021
•Adjusted EBITDA margin of 34%(4)
•Non-GAAP earnings per share(2) of $0.14, compared to non-GAAP earnings per share of $0.11 for Q2 2021
•Operating cash flow(5) of $29.5 million
Expectations:
•Revenue ex-TAC(2) for Q3 2022 to be between $122 million and $126 million
•Revenue ex-TAC(2) attributable to CTV for Q3 2022 to be between $52 million and $54 million
•Adjusted EBITDA operating expenses(3) to be between $85 and $87 million for Q3 2022
•Revenue ex-TAC(2) for full-year 2022 to exceed $500 million
•Maintain that free cash flow(6) for the full-year 2022 to exceed $100 million
•Total capital expenditures for 2022 to be approximately $45 million

“We once again delivered good results in Q2, with adjusted EBITDA growing 30% year-over-year, driven by strength in CTV. We continued to show that our diverse omni-channel go-to-market strategy, combined with our highly attractive and durable business model, is able to perform well in challenging macro conditions. We continue to build upon and scale our CTV capabilities to better serve new and existing customers, especially through our ad serving solution. We continue to have a positive outlook for the second half of the year, with many contributing growth drivers.” said Michael G. Barrett, President and CEO of Magnite.

Second Quarter 2022 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	Change Favorable/ (Unfavorable)	June 30, 2022	June 30, 2021	Change Favorable/ (Unfavorable)
Revenue	$137.8	$114.5	20%	$255.9	$175.3	46%
Revenue ex-TAC(2)	$123.3	$100.4	23%	$230.3	$160.3	44%
Gross profit	$72.8	$64.0	14%	$131.5	$104.0	26%
Net income (loss)	($25.0)	$36.8	(168)%	($69.5)	$23.9	(391)%
Adjusted EBITDA(2)	$41.3	$31.8	30%	$70.2	$41.2	70%
Adjusted EBITDA operating expenses(3)	$81.9	$68.6	(19)%	$160.2	$119.1	(34)%
Adjusted EBITDA margin(4)	34%	32%	2 ppt	30%	26%	4 ppt
Basic earnings (loss) per share	($0.19)	$0.29	(166)%	($0.53)	$0.20	(365)%
Diluted earnings (loss) per share	($0.19)	$0.26	(173)%	($0.53)	$0.18	(394)%
Non-GAAP earnings per share(2)	$0.14	$0.11	27%	$0.22	$0.15	47%

Footnotes:
(1)
Pro forma comparisons include pre-acquisition results for SpotX and SpringServe for Q2 2021. The acquisition of SpotX was completed on April 30, 2021 and the acquisition of SpringServe was completed on July 1, 2021.

(2)	Revenue ex-TAC, Adjusted EBITDA, Adjusted EBITDA operating expenses, and non-GAAP earnings per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(3)	Adjusted EBITDA operating expenses is calculated as Revenue ex-TAC less Adjusted EBITDA.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue ex-TAC.
(5)	Operating cash flow is calculated as Adjusted EBITDA less capital expenditures.
(6)	Free cash flow is defined as operating cash flow (Adjusted EBITDA less Capex) less cash interest payments.
Second Quarter 2022 Results Conference Call and Webcast:
The Company will host a conference call on August 9, 2022 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its second quarter of 2022.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	http://investor.magnite.com under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	3982573
Webcast link:	http://investor.magnite.com under "Events and Presentations"
About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats including CTV, online video, display, and audio. The world’s leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in bustling New York City, sunny Los Angeles, mile high Denver, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM, and APAC.

Note: Magnite and the Magnite logo are service marks of Magnite, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning acquisitions by the Company, including the acquisition of SpotX, Inc. ("SpotX," and such acquisition the "SpotX Acquisition"), the acquisition of SpringServe, LLC ("SpringServe," and such acquisition the "SpringServe Acquisition"), and the merger with Telaria, Inc. ("Telaria," and such merger the "Telaria Merger"), or the anticipated benefits thereof; statements concerning potential synergies from the Company's acquisitions; statements concerning the potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; statements concerning macroeconomic conditions, including inflation, supply chain issues and recessionary concerns; our anticipated financial performance; key strategic objectives; industry growth rates for ad-supported connected television ("CTV") and the shift in video consumption from linear TV to CTV; anticipated benefits of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; benefits from supply path optimization; the development of identity solutions; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Risks that our business faces include, but are not limited to, the following: our ability to realize the anticipated benefits of the Telaria Merger, SpotX Acquisition, SpringServe Acquisition, and other acquisitions; the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments; the impact of macroeconomic challenges, including as a result of global conflict, inflation, supply chain issues and recessionary concerns, on the advertising marketplace; our CTV spend may grow more slowly than we expect if industry growth rates for ad supported CTV are not accurate, if CTV sellers fail to adopt programmatic advertising solutions or if we are unable to maintain or increase access to CTV advertising inventory; the growing percentage of digital advertising spend captured by closed "walled gardens" (such as Google, Facebook, Microsoft, Comcast, and Amazon); we may be unsuccessful in our supply path optimization efforts; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends; uncertainty of our estimates and expectations associated with new offerings, including the CTV ad server product that we recently acquired in the SpringServe Acquisition and our developing identity solutions; we must increase the scale and efficiency of our technology infrastructure to support our growth; the emergence of header bidding has increased competition from other demand sources and may cause infrastructure strain and added costs; our access to mobile inventory may be limited by third-party technology or lack of direct relationships with mobile sellers; we may experience lower take rates, which may not be offset by increases in the volume of ad requests, improvements in fill-rate, and/or increases in the value of transactions through our platform; the impact of requests for discounts, fee concessions, rebates, refunds or favorable payment terms; our history of losses, and the fact that in the past our operating results have and may in the future fluctuate significantly, be difficult to predict, and fall below analysts' and investors' expectations; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the effects of seasonal trends on our results of operations; we operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do; the effects of consolidation in the ad tech industry; our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; potential limitations on our ability to collect or use data as a result of consumer tools, regulatory restrictions and technological limitations; the development and use of new identity solutions as a replacement for third-party cookies and other identifiers may disrupt the programmatic ecosystem and cause the performance of our platform to decline; the industry may not adopt or may be slow to adopt the use of first-party publisher segments as an alternative to third-party cookies; the impact of antitrust regulations or enforcement actions targeting the digital advertising ecosystem; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and privacy; failure by us or our clients to meet advertising and inventory content standards; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand, and to establish direct relationships and integrations without the use of our platform; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large sellers that enjoy significant negotiating leverage; our ability to provide value to both buyers and sellers of advertising without being perceived as favoring one over the other or being perceived as competing with them through our service offerings; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due; we may be exposed to claims from clients for breach of contracts; errors or failures in the operation of our solution, interruptions in our access to network infrastructure or data, and breaches of our computer systems; our ability to ensure a high level of brand safety for our clients and to detect "bot" traffic and other fraudulent or malicious activity; the use of our net operating losses and tax credit carryforwards may be subject to certain limitations; our business may be subject to sales and use tax, advertising and other taxes; our ability to raise additional capital if needed; the impact of our share repurchase program on our stock price and cash reserves; volatility in the price of our common stock; the impact of negative analyst or investor research reports; our ability to attract and retain qualified employees and key personnel; costs associated with enforcing our intellectual property rights or defending intellectual property infringement; our ability to comply with the terms of our financing arrangements; restrictions in our Credit Agreement may limit our ability to make strategic investments, respond to changing market conditions, or otherwise operate our business; increases in our debt leverage may put us at greater risk of defaulting on our debt obligations, subject us to additional operating restrictions and make it more difficult to obtain future financing on favorable terms; sales of our common stock by the former owner of SpotX may have an adverse effect on the price of our common stock; conversion of our Convertible Senior Notes would dilute the ownership interest of existing stockholders; the Capped Call Transactions subject us to counterparty risk and may affect the value of the Convertible Senior Notes and our common stock; the conditional conversion feature of the Convertible Senior Notes, if triggered, may adversely affect our financial condition and operating result; failure to successfully execute our international growth plans; and our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this press release and in other filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Revenue ex-TAC, Adjusted EBITDA, Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of Revenue to Gross Profit to Revenue ex-TAC," "Reconciliation of net income (loss) to Adjusted EBITDA," "Reconciliation of net income (loss) to non-GAAP income (loss)," and "Reconciliation of GAAP earnings (loss) per share to non-GAAP earnings (loss) per share" included as part of this press release.
We do not provide a reconciliation of our non-GAAP financial expectations for Revenue ex-TAC, Adjusted EBITDA, Adjusted EBITDA operating expenses or free cash flow, or a forecast of the most comparable GAAP measures, because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, acquisition-related charges, foreign exchange (gain) loss, net, stock-based compensation, impairment charges, provision or benefit for income taxes, and our future revenue mix), which could be material, are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. In addition, we believe such reconciliations or forecasts could imply a degree of precision that might be confusing or misleading to investors.

Revenue ex-TAC:

Revenue ex-TAC is revenue excluding traffic acquisition cost ("TAC"). Traffic acquisition cost, a component of Cost of revenue, represents what we must pay sellers for the sale of advertising inventory through our platform for revenue reported on a gross basis. In calculating Revenue ex-TAC, we add back the cost of revenue, excluding TAC, to gross profit, the most comparable GAAP measurement. Revenue ex-TAC is a non-GAAP financial measure. We believe Revenue ex-TAC is a useful measure in assessing the performance of Magnite as a combined company following our acquisition of SpotX and facilitates a consistent comparison against our core business without considering the impact of traffic acquisition costs related to revenue reported on a gross basis.

Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We also track future expenses on an Adjusted EBITDA basis, and describe them as Adjusted EBITDA operating expenses, which includes total operating expenses. Total operating expenses include cost of revenue. We adjust Adjusted EBITDA operating expenses for the same expense items excluded in Adjusted EBITDA. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue, cost of revenue, and the timing and amounts of the cost of our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, merger related severance costs, transaction expenses, non-operational real estate expenses or income, foreign currency gains and losses, and in periods in which the Company generates net income, non-GAAP net income (loss) also excludes interest expense associated with Convertible Senior Notes. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, performance stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. In periods in which the Company generates net income, non-GAAP weighted-average shares will also include the impact of shares that would be issuable assuming conversion of all of the Convertible Senior Notes, calculated under the if-converted method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).
Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith
(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$233,132	$230,401
Accounts receivable, net	886,108	927,781
Prepaid expenses and other current assets	22,597	19,934
TOTAL CURRENT ASSETS	1,141,837	1,178,116
Property and equipment, net	38,232	34,067
Right-of-use lease asset	73,855	76,986
Internal use software development costs, net	22,541	20,093
Intangible assets, net	360,614	426,615
Goodwill	978,217	969,873
Other assets, non-current	7,169	6,862
TOTAL ASSETS	$2,622,465	$2,712,612
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$973,209	$1,000,956
Lease liabilities, current	19,356	19,142
Debt, current	3,600	3,600
Other current liabilities	6,052	5,697
TOTAL CURRENT LIABILITIES	1,002,217	1,029,395
Debt, non-current, net of debt issuance costs	721,395	720,023
Deferred tax liability	11,508	13,303
Lease liabilities, non-current	63,941	66,487
Other liabilities, non-current	2,025	2,647
TOTAL LIABILITIES	1,801,086	1,831,855
STOCKHOLDERS' EQUITY
Common stock	2	2
Additional paid-in capital	1,288,696	1,282,589
Accumulated other comprehensive loss	(3,321)	(1,376)
Treasury stock	—	(6,007)
Accumulated deficit	(463,998)	(394,451)
TOTAL STOCKHOLDERS' EQUITY	821,379	880,757
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,622,465	$2,712,612

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue	$137,780	$114,541	$255,855	$175,256
Expenses (1)(2):
Cost of revenue	65,001	50,526	124,397	71,282
Sales and marketing	51,827	43,273	101,827	65,862
Technology and development	23,037	18,111	46,080	32,377
General and administrative	20,466	16,980	39,170	31,138
Merger, acquisition, and restructuring costs	712	32,632	7,468	35,354
Total expenses	161,043	161,522	318,942	236,013
Loss from operations	(23,263)	(46,981)	(63,087)	(60,757)
Other (income) expense:
Interest expense, net	7,146	5,172	14,257	5,315
Other income	(1,359)	(1,139)	(2,622)	(2,362)
Foreign exchange gain, net	(3,992)	(127)	(3,066)	(112)
Total other expense, net	1,795	3,906	8,569	2,841
Loss before income taxes	(25,058)	(50,887)	(71,656)	(63,598)
Benefit for income taxes	(104)	(87,695)	(2,109)	(87,529)
Net income (loss)	$(24,954)	$36,808	$(69,547)	$23,931
Net earnings (loss) per share:
Basic	$(0.19)	$0.29	$(0.53)	$0.20
Diluted	$(0.19)	$0.26	$(0.53)	$0.18
Weighted average shares used to compute earnings (loss) per share:
Basic	132,433	125,981	132,340	120,668
Diluted	132,433	142,982	132,340	136,262

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cost of revenue	$417	$167	$767	$252
Sales and marketing	5,425	3,382	10,766	5,843
Technology and development	5,352	2,541	10,069	4,367
General and administrative	4,948	2,968	9,185	5,212
Merger, acquisition, and restructuring costs	60	646	2,004	1,023
Total stock-based compensation expense	$16,202	$9,704	$32,791	$16,697

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cost of revenue	$26,862	$19,104	$53,184	$27,344
Sales and marketing	18,904	16,484	38,056	20,468
Technology and development	233	165	457	278
General and administrative	161	144	329	292
Total depreciation and amortization expense	$46,160	$35,897	$92,026	$48,382

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
OPERATING ACTIVITIES:
Net income (loss)	$(69,547)	$23,931
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	92,026	48,382
Stock-based compensation	32,791	16,697
Impairment of intangible assets	3,320	—
(Gain) loss on disposal of property and equipment	(3)	72
Provision for doubtful accounts	(701)	(163)
Amortization of debt discount and issuance costs	3,397	1,516
Non-cash lease expense	1,247	2,988
Deferred income taxes	(1,740)	(87,202)
Unrealized foreign currency (gains) losses, net	(3,039)	(1,801)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	44,036	(109,726)
Prepaid expenses and other assets	(3,538)	997
Accounts payable and accrued expenses	(31,927)	131,018
Other liabilities	(2,370)	702
Net cash provided by operating activities	63,952	27,411
INVESTING ACTIVITIES:
Purchases of property and equipment	(8,653)	(10,939)
Capitalized internal use software development costs	(7,335)	(5,178)
Mergers and acquisitions, net of cash acquired	(20,755)	(623,974)
Net cash used in investing activities	(36,743)	(640,091)
FINANCING ACTIVITIES:
Proceeds from Convertible Senior Notes offering	—	400,000
Proceeds from issuance of debt, net of debt discount	—	349,200
Payment for capped call options	—	(38,960)
Payment for debt issuance costs	—	(30,378)
Proceeds from exercise of stock options	1,608	7,265
Proceeds from issuance of common stock under employee stock purchase plan	2,141	1,154
Repayment of debt	(1,800)	—
Repayment of financing lease	(396)	—
Purchase of treasury stock	(15,663)	—
Taxes paid related to net share settlement	(9,458)	—
Net cash (used in) provided by financing activities	(23,568)	688,281
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(915)	(109)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,726	75,492
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	230,693	117,731
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$233,419	$193,223

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	$233,132	$192,970
Restricted cash included in prepaid expenses and other current assets	238	—
Restricted cash included in other assets, non-current	49	253
Total cash, cash equivalents and restricted cash	$233,419	$193,223

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-(Continued)
(In thousands)
(unaudited)

	Six Months Ended
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:	June 30, 2022	June 30, 2021
Cash paid for income taxes	$3,308	$677
Cash paid for interest	$11,423	$1,673
Capitalized assets financed by accounts payable and accrued expenses	$7,164	$1,915
Capitalized stock-based compensation	$695	$339
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$6,590	$—
Purchase consideration - indemnification claims holdback	$2,300	$—
Common stock and options issued for merger	$—	$495,591
Debt discount, non-cash	$—	$10,800

MAGNITE, INC.
RECONCILIATION OF REVENUE TO GROSS PROFIT TO REVENUE EX-TAC
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue	$137,780	$114,541	$255,855	$175,256
Less: Cost of revenue	65,001	50,526	124,397	71,282
Gross Profit	72,779	64,015	131,458	103,974
Add back: Cost of revenue, excluding TAC	50,485	36,417	98,890	56,318
Revenue ex-TAC	$123,264	$100,432	$230,348	$160,292

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	$(24,954)	$36,808	$(69,547)	$23,931
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	7,355	6,359	14,745	11,253
Amortization of acquired intangibles	38,805	29,538	77,281	37,129
Stock-based compensation expense	16,202	9,704	32,791	16,697
Merger, acquisition, and restructuring costs, excluding stock-based compensation expense	652	31,986	5,464	34,331
Non-operational real estate expense, net	211	48	346	140
Interest expense, net	7,146	5,172	14,257	5,315
Foreign exchange gain, net	(3,992)	(127)	(3,066)	(112)
Benefit for income taxes	(104)	(87,695)	(2,109)	(87,529)
Adjusted EBITDA	$41,321	$31,793	$70,162	$41,155

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP INCOME
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	$(24,954)	$36,808	$(69,547)	$23,931
Add back (deduct):
Merger, acquisition, and restructuring costs, including amortization of acquired intangibles and excluding stock-based compensation expense	39,457	61,524	82,745	71,460
Stock-based compensation expense	16,202	9,704	32,791	16,697
Non-operational real estate expense, net	211	48	346	140
Foreign exchange gain, net	(3,992)	(127)	(3,066)	(112)
Interest expense, Convertible Senior Notes	250	184	500	217
Tax effect of Non-GAAP adjustments (1)	(7,081)	(91,831)	(12,407)	(92,419)
Non-GAAP income	$20,093	$16,310	$31,362	$19,914

(1)	Non-GAAP income includes the estimated tax impact from the expense items reconciling between net income (loss) and non-GAAP income.

MAGNITE, INC.
RECONCILIATION OF GAAP EARNINGS (LOSS) PER SHARE TO NON-GAAP EARNINGS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
GAAP earnings (loss) per share (1):
Basic	$(0.19)	$0.29	$(0.53)	$0.20
Diluted	$(0.19)	$0.26	$(0.53)	$0.18

Non-GAAP income (2)	$20,093	$16,310	$31,362	$19,914
Non-GAAP earnings per share	$0.14	$0.11	$0.22	$0.15

Weighted-average shares used to compute basic earnings (loss) per share	132,433	125,981	132,340	120,668
Dilutive effect of weighted-average common stock options, RSUs, and PSUs	3,697	10,694	4,429	11,894
Dilutive effect of weighted-average ESPP shares	19	45	9	68
Dilutive effect of weighted-average Convertible Senior Notes	6,262	6,262	6,262	3,632
Non-GAAP weighted-average shares outstanding (3)	142,411	142,982	143,040	136,262

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute earnings (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP income.
(3) Non-GAAP earnings per share is computed using the same weighted-average number of shares that are used to compute GAAP earnings (loss) per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
REVENUE EX-TAC BY CHANNEL
(In thousands)
(unaudited)

	Revenue ex-TAC
	Three Months Ended				Six Months Ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021

Channel:
CTV	$52,116	42%	$34,264	34%	$94,419	41%	$46,240	29%
Desktop	27,180	22%	27,377	27%	53,664	23%	47,374	29%
Mobile	43,968	36%	38,791	39%	82,265	36%	66,678	42%
Total	$123,264	100%	$100,432	100%	$230,348	100%	$160,292	100%